Exhibit 10.20

FOURTH AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 8, 2011 (the “Fourth Amendment”), is by and among LHC GROUP, INC., a Delaware corporation (the “Borrower”), the LENDERS, and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, individually as a Lender and as Administrative Agent, and CAPITAL ONE, NATIONAL ASSOCIATION, as sole bookrunner and sole lead arranger.

RECITALS:

1.        The Borrower, JPMorgan Chase Bank, N.A., and Capital One, National Association, individually as a Lender and as Administrative Agent, are the parties to that certain Second Amended and Restated Credit Agreement dated as of October 12, 2010, as amended by First Amendment thereto dated October 29, 2010, as amended by Second Amendment thereto dated as of September 28, 2011, and as amended by Third Amendment thereto dated as of September 28, 2011 (as so amended, the “Agreement”).

2.        The Borrower, with the consent of the Guarantors, has requested that the Agreement be further amended (i) to increase the sublimit for Letters of Credit from $5,000,000.00 to $7,500,000.00 and (ii) to include provisions for a prospective increase to the total Line of Credit Loan Commitment from $75,000,000.00 to a maximum aggregate principal amount of up to $100,000,000.00.

3.        The Lenders, subject to the terms and conditions of this Fourth Amendment, have agreed to Borrower’s requests.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, do hereby further amend the Agreement and agree as follows:

A.        Defined Terms. Capitalized terms used herein which are defined or used in the Agreement are used herein with such meanings, except as may be otherwise expressly provided in this Fourth Amendment.

B.        Amendment to Definitions. The following new definitions are hereby added to the Agreement:

“Fourth Amendment” The words “Fourth Amendment” shall mean that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of December 8, 2011 among the Borrower, the Lenders, and Capital One, National Association, a national banking association, individually as a Lender and as Administrative Agent, and Capital One, National Association, as sole bookrunner and sole lead arranger.

C.        Amendment to Section 2.2.2. Section 2.2.2 of the Agreement provides that the aggregate face amount at any time outstanding of all Letters of Credit shall not exceed $5,000,000.00. Section 2.2.2 is hereby amended to reflect that the reference to $5,000,000.00 in Section 2.2.2 is hereby replaced with $7,500,000.00.

D.        Amendment to Section 2.2.3. Section 2.2.3 of the Agreement is hereby amended to reflect that the reference to $5,000,000.00 is replaced with $7,500,000.00.

E.        Amendment to Article II. Article II of the Agreement is hereby amended and supplemented to include the following new provision as Section 2.4:

Section 2.4.        Increase of the Line of Credit Loan Commitment.

2.4.1. Requests for Increase. The Borrower may, at any time, propose that the total Line of Credit Loan Commitment hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice to the Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days after delivery of such notice and 30 days prior to the Termination Date; provided that no Lender shall have any obligation hereunder to become an Increasing Lender and any election to do so shall be in the sole discretion of each Lender; provided further that:

(a)        that the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000;

(b)        immediately after giving effect to such Commitment Increase, the aggregate amount of Commitment Increases hereunder shall not exceed $25,000,000.00;

(c)        no Event Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(d)        the representations and warranties contained in this Agreement shall be true and correct on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

2.4.2. Effectiveness of Commitment Increase. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

(x)        the Agent shall have received on or prior to 9:00 a.m., Lafayette, Louisiana time, on such Commitment Increase Date a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in this Section 2.4 has been satisfied;

(y)        with respect to each Assuming Lender, the Agent shall have received, on or prior to 9:00 a.m. Lafayette, Louisiana time, on such Commitment Increase Date, an agreement, in form and substance satisfactory to the Borrower and the Agent, pursuant to which such Assuming Lender shall, effective as of such Commitment Increase Date, undertake a Commitment, duly executed by such Assuming Lender and the Borrower and acknowledged by the Agent; and

(z)        each Increasing Lender shall have delivered to the Agent, on or prior to 9:00 a.m., Lafayette, Louisiana time, on such Commitment Increase Date, confirmation in writing satisfactory to the Agent as to its increased Commitment, with a copy of such confirmation to the Borrower.

2.4.3. Confirmation of Commitment Increase. Upon its receipt of confirmation from a Lender that it is increasing its Commitment hereunder, together with the certificate referred to in clause (x) of Section 2.4.2 above, the Agent shall (A) make a record of such and (B) give prompt notice thereof to the Borrower. Upon its receipt of an agreement referred to in clause (y) of Section 2.4.2 above executed by an Assuming Lender, together with the certificate referred to in clause (x) of Section 2.4.2 above, the Agent shall, if such agreement has been completed, accept such agreement, make a record of such information and give prompt notice thereof to the Borrower.

2.4.4. Adjustments of Commitments upon Effectiveness of Increase. In the event that the Agent shall have received notice from the Borrower as to any agreement with respect to a Commitment Increase on or prior to the relevant Commitment Increase Date and the actions provided for in clauses (x) through (z) of Section 2.4.2 above shall have occurred by 9:00 a.m., Lafayette, Louisiana time, on such Commitment Increase Date, the Agent shall notify the Lenders (including any Assuming Lenders) of the occurrence of such Commitment Increase Date promptly on such date by facsimile transmission or electronic messaging system. On the date of such Commitment Increase, the Borrower shall simultaneously (A) prepay the then outstanding Revolving Loans (if any) in full held by the Lenders immediately prior to giving effect to such Commitment Increase, (B) if Borrower shall so request in accordance with the terms hereof, borrow new Revolving Loans from all Lenders (including any Assuming Lenders) in an aggregate amount at least equal to such prepayment, so that, after giving effect thereto, the Revolving Loans are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase), and (C) execute new Notes pursuant to Section 3.1.2. To the extent that on the date of such Commitment Increase any participations in Swingline Loans are outstanding under Section 2.3 or any Letters of Credit are outstanding under Section 2.2.2, the participations of the Lenders in such Swingline Loans and/or Letters of Credit shall be deemed re-allocated among the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase).

F.        Conditions Precedent. The obligations of the Lenders under the Agreement, as amended by this Fourth Amendment, shall be subject to the satisfaction of the following conditions precedent: the Agent’s receipt of (i) this Fourth Amendment, executed by the Borrower and all of the Lenders, and acknowledged and consented to by the Guarantors; and (ii) copies of all other documents, instruments and certificates which the Agent, Lenders or their counsel may reasonably request in connection herewith.

G.        Confirmation of Related Documents. It is the intention of the parties that all of the liens, privileges, priorities, and equities existing and to exist under and in accordance with the terms of the Collateral Documents are hereby renewed, extended, and carried forward as security for the Indebtedness.

H.        Representation. On and as of the date hereof, and after giving effect to this Fourth Amendment, the Borrower confirms, reaffirms and restates the representations and warranties set forth in the Agreement; provided, that each reference to the Agreement herein shall be deemed to include the Agreement as amended by this Fourth Amendment. The Borrower also represents and warrants that no Default or Event of Default has occurred and is continuing under the Agreement.

I.        Amendments. THE AGREEMENT AND THIS FOURTH AMENDMENT ARE CREDIT OR LOAN AGREEMENTS AS DESCRIBED IN LA. R.S. 6:§1121, ET SEQ. THERE ARE NO ORAL AGREEMENTS AMONG LENDERS OR AGENT AND THE BORROWER. THE AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE PARTIES, WITH RESPECT TO THE MATTERS HEREIN AND THEREIN SET FORTH. THE AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, CANNOT BE MODIFIED OR AMENDED EXCEPT BY A WRITING SIGNED AND DELIVERED BY ALL THE PARTIES.

J.        Waiver of Defenses. In consideration of the Agent’s and the Lender’s execution of this Fourth Amendment, the Borrower does hereby irrevocably waive any and all claims and/or defenses to payment on any Indebtedness arising under the Agreement and owed by Borrower to Lenders that may exist as of the date of execution of this Fourth Amendment.

K.        Payment of Expenses. The Borrower agrees to pay or reimburse the Agent for all legal fees and reasonable expenses of counsel to the Agent in connection with the transactions contemplated by this Fourth Amendment.

L.        Governing Law: Counterparts. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana. This Fourth Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

M.        Continued Effect. Except as expressly modified herein, the Agreement, as amended by this Fourth Amendment, shall continue in full force and effect. The Agreement, as amended by this Fourth Amendment, is hereby ratified and confirmed by the parties hereto.

N.        Resolutions/Consents. The Borrower hereby certifies to Agent and the Lenders that all authorizations, consents, and resolutions previously delivered to the Agent and Lenders in connection with the Agreement remain in effect and the Agent and the Lenders may continue to rely on the same.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:

LHC GROUP, INC. a Delaware corporation

By:	/s/ Peter J. Roman
	Name:	Peter J. Roman
	Title:	Executive Vice President and Chief Financial Officer

Agent:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Grant Guillotte
	Name:	Grant Guillotte
	Title:	Senior Vice President

Lenders:

CAPITAL ONE, NATIONAL ASSOCIATION

Line of Credit	By:	/s/ Grant Guillotte
Loan Commitment: $40,000,000.00		Name:	Grant Guillotte
Percentage: 53%		Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

Line of Credit	By:	/s/ Angela Cole
Loan Commitment: $35,000,000.00		Name:	Angela Cole
Percentage: 47%		Title:	Senior Vice President